================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 30, 2000


                           INTERNET LAW LIBRARY, INC.
                 (Exact name of Company as specified in charter)


                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


         1-07149                                            82-0277987
(Commission File Number)                       (IRS Employer Identification No.)


                4301 WINDFERN ROAD, SUITE 200, HOUSTON, TEXAS 77041
            (Address of principal executive offices including Zip Code

                                 (281) 600-6000
                         (Registrant's telephone number)

================================================================================

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Inapplicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 23, 2000, the Board of Directors of Internet Law Library, Inc. approved the purchase of ITIS, Inc., a company once wholly owned by Hunter M.A. Carr, Chairman of the Board, Chief Executive Officer, and President of Internet Law Library, Inc. The Board's approval was subject to certain final reviews and negotiations that were concluded on April 30, 2000. According to the terms of the Stock Exchange Agreement dated April 30, 2000, Internet Law Library, Inc. exchanged 5,044,903 restricted shares of its common stock, valued at $17,976,250, for all the of the outstanding common stock of ITIS, Inc.

         Since November 30, 1998, the start-up date for National Law Library, Inc., which is Internet Law Library, Inc.'s largest operating subsidiary, ITIS has served as one of its primary vendors of case law content while also providing to National Law Library various executive, sales, production, and administrative services including programming, hardware and software support, and product development. During the period from National Law Library, Inc.'s inception to December 31, 1999, Mr. Carr was the sole stockholder of ITIS, Inc. Then, during the three months ended March 31, 2000, Mr. Carr sold most of his stock in ITIS to various individuals and entities, some of whom are either directors or officers of ITIS, Internet Law Library or are entities controlled by directors of Internet Law Library. Of the 5,044,903 shares of Internet Law Library's common stock issued to ITIS' stockholders, 310,000 shares were issued to employees of ITIS, excluding Mr. Kirker, 1,721,003 shares were issued to five directors of Internet Law Library or their beneficiaries and 328,300 shares were issued to four officers of Internet Law Library as shown below:

       Name of Director/Officer           Position                  Number of Shares
       ------------------------           --------                  ----------------
Hunter M. A. Carr                         Director and officer              196,003
W. Paul Thayer (Thayer Investment Co.)    Director                          750,000
Kelley V. Kirker                          Director and officer              500,000
Eugene A. Cernan                          Director                           25,000
George A. Roberts, Trustee                Director                          250,000
Edward P. Stevens                         Officer                           150,000
Donald H. Kellam                          Officer                           150,000
David P. Harriman                         Officer                            25,000
Robert Sarlay                             Officer                             3,300
                                                                          ---------
                       Total                                              2,049,303
                                                                          =========

         The acquisition of ITIS was accounted for under the purchase method of accounting and is expected to result in the purchase price being allocated to tangible assets, specific intangible assets such as trademarks, developed technology, experienced workforce and goodwill. Pending the results of an independent appraisal to allocate the purchase price, the ultimate value assigned to the consideration given for ITIS and the value received has not been determined. Considering the unregistered nature of the ILL shares conveyed, the limited trading activity of Internet Law's common stock, the closely held nature of ITIS, and the significant related party activity between the entities and their shareholders, a significant discount from the traded price of Internet Law at April 28, 2000 is likely. Internet Law has preliminarily estimated this value at approximately $12.4 million, which would result in the remaining purchase price being allocated to intangible assets.

         The value of the consideration for the acquisition was determined from an independent appraisal by reference to the values of ITIS' data contracts, developed technology, accounts receivable from NLL, sales to NLL, and future earnings potential of ITIS.

         It is expected that ITIS will continue to be a major vendor of technological expertise, database content and additional services to National Law Library. In addition, ITIS will attempt to leverage its experience with legal data conversion by entering and competing in other content conversion markets found over the Internet or through other media.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Inapplicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Inapplicable.

ITEM 5.  OTHER EVENTS

         Inapplicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTOR

         Inapplicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.       Financial Statements of Business Acquired

                  The appropriate financial statements are filed herewith as Annex A.

         b.       Pro Forma Financial Information

                  The appropriate pro forma financial information relating to the acquisition is filed herewith as Annex A.


ITEM 8.  CHANGE IN FISCAL YEAR

         Inapplicable.

                                    SIGNATURE

         Under the requirements of the Securities Exchange Act of 1934, Internet Law Library, Inc. has caused this Report to be signed on its behalf by the undersigned Officer so authorized.

                                               INTERNET LAW LIBRARY, INC.


Date:  July 14, 2000                           By:   /s/ Hunter M.A. Carr
                                                  --------------------------
                                                        Hunter M.A.Carr
                                                        President and
                                                        Chief Executive Officer

                                    EXHIBITS

Exhibit
No.               Description
---               -----------
2.9               Stock Exchange Agreement by and between Internet Law Library,
                  Inc. and the Shareholders of ITIS, Inc. relating to the
                  acquisition of all of the outstanding stock of ITIS, Inc., dated April 30, 2000 (incorporated by reference to Exhibit 2.9 to the Transition Form 10-K filed on May 11, 2000 by Internet
                  Law Library, Inc.)

10.12             Consulting and Option Agreement by and between ITIS, Inc.,
                  Frank Fisher and Steve Tebo, dated January 22, 2000, as amended (incorporated by reference to Exhibit 10.12 to the Transition Form 10-KA filed on May 11, 2000 by Internet Law
                  Library, Inc.).

                                     ANNEX A



                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders of
ITIS, Inc.

We have audited the accompanying balance sheets of ITIS, Inc. as of December 31, 1999 and 1998 and the related statements of income and retained earnings for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITIS, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As more fully discussed in Note A, subsequent to December 31, 1999, all of the outstanding stock of ITIS, Inc. was acquired by an entity related by common ownership.

                          /s/ HARPER & PEARSON COMPANY


Houston, Texas
June 23, 2000

                                                                      ITIS, INC.
                                                                  BALANCE SHEETS
                          MARCH 31, 2000 (UNAUDITED), DECEMBER 31, 1999 AND 1998

                           ASSETS              March 31,          December 31,         December 31,
                                                 2000                 1999                  1998
                                                 ----                 ----                  ----
CURRENT ASSETS
    Cash                                    $    20,554           $     2,742          $        79
    Accounts receivable, trade                       --                    --               54,060
    Accounts receivable, affiliate            3,015,835                37,854               57,518
    Deferred tax assets                              --               106,245               88,391
    Due from employees                           12,423                   100                1,174
                                            -----------           -----------          -----------

    TOTAL CURRENT ASSETS                      3,048,812               146,941              201,222
                                            -----------           -----------          -----------

FIXED ASSETS
    Furniture and fixtures                       30,121                29,688                4,328
    Office equipment                             45,730                45,730               13,993
    Data processing equipment                   276,481               198,035              156,618
    Leasehold improvements                       11,554                11,554                   --

                                                363,886               285,007              174,939
    Less accumulated depreciation              (147,116)             (125,516)             (76,977)
                                            -----------           -----------          -----------

                                                216,770               159,491               97,962
                                            -----------           -----------          -----------

OTHER ASSETS
    Deposits                                      9,650                 9,650                7,548
    Investment                                       --                    --                1,000

                                                  9,650                 9,650                8,548
                                            -----------           -----------          -----------

                                            $ 3,275,232           $   316,082          $   307,732
                                            ===========           ===========          ===========


See accompanying notes.

                                                                      ITIS, INC.
                                                                  BALANCE SHEETS
                          MARCH 31, 2000 (UNAUDITED), DECEMBER 31, 1999 AND 1998

            LIABILITIES AND SHAREHOLDERS' EQUITY            March 31,          December 31,          December 31,
                                                              2000                1999                   1998
                                                              ----                ----                   ----
CURRENT LIABILITIES
    Cash overdraft                                        $       400          $       361           $     8,811
    Notes payable                                              20,000               40,000               170,750
    Advances from shareholder                                 425,050              365,050               464,057
    Accounts payable                                          109,410              160,029               249,427
    Accounts payable, affiliate                                    --               55,423                54,084
    Accounts payable, other                                     3,120               50,443                90,398
    Deferred rent liability                                    93,888               73,483                    --
    Deferred income taxes                                     949,194                   --                    --
    Income taxes payable                                      152,215              128,506                    --
    Accrued expenses                                           17,670               10,208                14,481
                                                          -----------          -----------           -----------

    TOTAL LIABILITIES                                       1,770,947              883,503             1,052,008
                                                          -----------          -----------           -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY
     ommon stock, no par value, 10,000,000
     shares authorized, 4,544,903, 4,000,000
     and 4,000,000 shares issued and
     outstanding at March 31, 2000 and
     December 31, 1999 and 1998, respectively                   1,000                1,000                 1,000
    Retained earnings (deficit)                             1,503,285             (568,421)             (745,276)
                                                          -----------          -----------           -----------

                                                            1,504,285             (567,421)             (744,276)
                                                          -----------          -----------           -----------

                                                          $ 3,275,232          $   316,082           $   307,732
                                                          ===========          ===========           ===========


See accompanying notes.

                                                                      ITIS, INC.
                                  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                             1999                 1998
                                                             ----                 ----
SALES
Sales to nonaffiliates                                   $   429,123           $2,866,726
                                                         -----------          -----------

Sales to affiliates                                        8,197,171              434,934
Revision of sale price to an affiliate (Note B)           (6,324,742)                  --
                                                         -----------          -----------
     Revised sales to affiliates                           1,872,429              434,934
                                                         -----------          -----------

  NET SALES                                                2,301,552            3,301,660

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                   2,005,747            1,907,306

  BAD DEBTS EXPENSE                                               --            1,530,083
                                                         -----------          -----------

  Operating Income (Loss)                                    295,805             (135,729)

INTEREST EXPENSE                                              (8,298)            (125,652)
                                                         -----------          -----------

INCOME (LOSS) BEFORE INCOME TAX
EXPENSE (BENEFIT)                                            287,507             (261,381)

INCOME TAX EXPENSE (BENEFIT)                                 110,652              (88,391)
                                                         -----------          -----------

NET INCOME (LOSS)                                            176,855             (172,990)

RETAINED (DEFICIT), Beginning                               (745,276)            (572,286)
                                                         -----------          -----------

RETAINED (DEFICIT), Ending                               $  (568,421)          $ (745,276)
                                                         ===========          ===========


BASIC NET INCOME (LOSS) PER SHARE                        $       .04           $     (.04)
                                                         ===========          ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                        4,000,000            4,000,000
                                                         ===========          ===========


See accompanying notes.

                                                                      ITIS, INC.
                        UNAUDITED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                              FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                             2000                 1999
                                                             ----                 ----
SALES
Sales to nonaffiliates                                   $     3,335           $        6
                                                         -----------          -----------

Sales to affiliates                                        5,085,405              611,192
Revision of sale price to an affiliate (Note B)           (1,524,384)            (513,180)
                                                         -----------          -----------
     Revised sales to affiliates                           3,561,021               98,012
                                                         -----------          -----------

  NET SALES                                                3,564,356               98,018

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                     412,145              314,127

  BAD DEBTS EXPENSE                                               --                   --

  Operating Income (Loss)                                  3,152,211             (216,109)

INTEREST EXPENSE                                              (1,357)              (3,274)
                                                         -----------          -----------

INCOME (LOSS) BEFORE INCOME TAX
EXPENSE                                                    3,150,854             (219,383)

INCOME TAX EXPENSE (BENEFIT)                               1,079,148              (74,590)
                                                         -----------          -----------

NET INCOME (LOSS)                                          2,071,706             (144,793)

RETAINED (DEFICIT), Beginning                               (568,421)            (745,277)
                                                         -----------          -----------

RETAINED EARNINGS (DEFICIT), Ending                      $ 1,503,285           $ (890,070)
                                                         ===========          ===========


BASIC NET INCOME (LOSS) PER SHARE                        $       .46           $     (.04)
                                                         ===========          ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                        4,544,903            4,000,000
                                                         ===========          ===========

See accompanying notes.

                                                                      ITIS, INC.
                                                        STATEMENTS OF CASH FLOWS
                                  FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                   1999                 1998
                                                                   ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                          $   176,855          $  (172,990)
                                                               -----------          -----------
    Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation                                                    48,539               33,942
    Deferred income taxes                                          (17,854)             (88,391)
    Bad debts expense                                                   --            1,236,568
    Change in operating assets and liabilities:
      Accounts receivable, trade                                    54,060             (746,870)
      Accounts receivable, affiliate                                19,664              (57,518)
      Due from employees                                             1,074                  133
      Deposits                                                      (2,102)                  --
      Accounts payable                                             (44,349)             (72,533)
      Accounts payable, affiliate                                    1,339               54,084
      Accounts payable, other                                      (39,955)             (62,515)
      Deferred rent liability                                       73,483                   --
      Income taxes payable                                         128,506               (4,212)
      Accrued expenses                                              (4,273)              14,481
                                                               -----------          -----------

    Total adjustments                                              218,132              307,169
                                                               -----------          -----------

    Net cash provided by operating activities                      394,987              134,179
                                                               -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                      (110,067)             (78,319)
    Change in investments                                            1,000               (1,000)
                                                               -----------          -----------

    Net cash used by investing activities                         (109,067)             (79,319)
                                                               -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash overdraft                                                  (8,450)             (47,723)
    Advances from shareholder                                       80,083               31,000
    Repayment of advances from shareholder                        (224,140)             (12,500)
    Proceeds from notes payable                                     90,613               95,197
    Payments on notes payable                                     (221,363)            (121,344)
                                                               -----------          -----------

    Net cash used by financing activities                         (283,257)             (55,370)
                                                               -----------          -----------

NET INCREASE (DECREASE) IN CASH                                      2,663                 (510)

CASH AT BEGINNING OF YEAR                                               79                  589
                                                               -----------          -----------

CASH AT END OF YEAR                                            $     2,742          $        79
                                                               ===========          ===========

See accompanying notes.

                                                                      ITIS, INC.
                                              UNAUDITED STATEMENTS OF CASH FLOWS
                              FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                   2000                 1999
                                                                   ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                          $ 2,071,706          $  (144,793)
                                                               -----------          -----------
    Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation                                                    21,600               31,378
    Deferred income taxes                                        1,055,439              (74,590)
    Change in operating assets and liabilities:
      Accounts receivable, trade                                        --               51,091
      Accounts receivable, affiliate                            (2,977,981)                  --
      Due from employees                                           (12,323)             (44,101)
      Accounts payable                                             (50,619)              37,151
      Accounts payable, affiliate                                  (55,423)             212,053
      Accounts payable, other                                      (47,323)             (54,084)
      Deferred rent liability                                       20,405                   --
      Income taxes payable                                          23,709                   --
      Accrued expenses                                               7,462                1,359
                                                               -----------          -----------

    Total adjustments                                           (2,015,054)             160,257
                                                               -----------          -----------
    Net cash provided by operating activities                       56,652               15,464
                                                               -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                       (18,879)                  --
                                                               -----------          -----------

    Net cash used by investing activities                          (18,879)                  --
                                                               -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash overdraft                                                      39                6,555
    Payments on notes payable                                      (20,000)             (22,000)
                                                               -----------          -----------

    Net cash used by financing activities                          (19,961)             (15,445)
                                                               -----------          -----------

NET INCREASE IN CASH                                                17,812                   19

CASH AT BEGINNING OF PERIOD                                          2,742                   79
                                                               -----------          -----------

CASH AT END OF PERIOD                                          $    20,554          $        98
                                                               ===========          ===========


See accompanying notes.

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS

NOTE A   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS - ITIS, Inc. was incorporated in 1994 for the purpose of providing document and data management products and services.

         ACQUISITION BY INTERNET LAW LIBRARY, INC. - On March 23, 2000, Internet Law Library, Inc. (ILL) Board of Directors approved the purchase of ITIS subject to certain final reviews and negotiations that were concluded on April 30, 2000. According to the terms of a Stock Exchange Agreement, effective April 30, 2000, the Companies exchanged 5,044,903 shares of common stock, of which all were unregistered shares.

         ITIS has served as one of the primary vendors of case law content to National Law Library, Inc. (NLL), a wholly owned subsidiary of ILL, since the inception of NLL on November 30, 1998, while also providing to NLL various executive, sales, production, and administrative services including programming, hardware and software support, and product development. During the period from NLL's inception to December 31, 1999, Mr. Hunter M.A. Carr was the sole stockholder of ITIS. Then, during the three months ended March 31, 2000, Mr. Carr sold approximately 92% of his stock in ITIS to various individuals and entities, some of whom are either directors or officers of ITIS or ILL or are entities controlled by directors of ILL. Of the 5,044,903 shares issued to ITIS stockholders, 310,000 shares were issued to employees of ITIS, 1,721,003 shares were issued to five directors of ILL or their beneficiaries and 328,300 shares were issued to four officers of ILL.

         The acquisition was accounted for under the purchase method of accounting and is expected to result in the purchase price being allocated to tangible assets, specific intangible assets such as trademarks, developed technology, experienced workforce and goodwill. Pending the results of an independent appraisal to allocate the purchase price, the ultimate value assigned to the consideration given for ITIS and the value received has not been determined. Considering the unregistered nature of the ILL shares conveyed, the limited trading activity of ILL's common stock, the closely held nature of ITIS, and the significant related party activity between the entities and their shareholders, a significant discount from the traded price of ILL at April 28, 2000 is likely. ILL has preliminarily estimated this value at approximately $12.4 million, which would result in the remainder being allocated to intangible assets.

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         UNAUDITED INTERIM FINANCIAL STATEMENTS - The accompanying balance sheet as of March 31, 2000 and the statements of operations and retained earnings and cash flows for the three months ended March 31, 2000 and 1999 are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for the interim periods. Results for the three months ended March 21, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2000.

         ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and the results could have a material impact on the operations of ITIS.

         CONCENTRATIONS OF CREDIT RISK - Financial instruments that potentially subject ITIS to concentrations of credit risk consist principally of trade receivables and cash. ITIS places its cash with high quality financial institutions. Generally, no collateral or other security is required to support customer receivables. To reduce credit risk, a customer's credit history is reviewed before extending credit. During 1998, ITIS wrote off $1,530,083 of uncollectible accounts receivables due from unrelated entities. During 1999, the majority of revenues were generated from NLL.

         FIXED ASSETS - Fixed assets are stated at cost less accumulated depreciation. Depreciation is computed using accelerated methods over estimated useful lives of five to seven years.

         When properties are retired or otherwise disposed of, the cost and the applicable accumulated depreciation and amortization are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - At December 31, 1999 and 1998, ITIS estimates that the fair values of financial instruments approximate their recorded costs.

         REVENUE RECOGNITION - ITIS recognizes revenues when products are delivered or services are rendered.

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES - ITIS accounts for income taxes in accordance with the liability method prescribed by SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes reflect the impact of temporary differences between financial accounting and tax bases of assets and liabilities. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided.

         BASIC NET INCOME (LOSS) PER SHARE - Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding.

         IMPAIRMENT - ITIS has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset.


NOTE B   RELATED PARTY TRANSACTIONS

         In December 1998, NLL and ITIS entered into a continuing service agreement under which ITIS provides database content to NLL. Under the terms of this agreement, ITIS provides NLL with data files including case law and statutes as are in the public domain together with coding and proprietary editing services covering these data files. Under the agreement, NLL is obligated for a three year period to provide ITIS with minimum orders for data files containing an aggregate of 750 million characters per month. However, pricing under this agreement is to reflect market prices for comparable work, and NLL may select another vendor should ITIS' prices not be competitive.

         Because the sole shareholder of ITIS at December 31, 1999 and 1998 was also a major shareholder and officer of ILL, transfers of assets between entities under common control must be accounted for using the direct cost of the transferor. Consequently, revaluation of sales to NLL during 1999 resulted in a $6,324,742 reduction of recorded revenues. At December 31, 1999, accounts payable to an affiliate consists of $55,423 due to NLL resulting from this adjustment.

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE B   RELATED PARTY TRANSACTIONS (CONTINUED)

         Upon the divestiture of the shareholder's controlling interest in ITIS commencing in January 2000, and through the date of acquisition of ITIS (see Note A), ITIS recorded sales of database content to NLL in accordance with the contractual rate between ITIS and NLL. The effective rate recorded by ITIS during its period under common control with NLL is substantially less than the contractual rate. During the three months ended March 31, 2000, ITIS sold $3,428,774 of case law content, data files and services to NLL, including $260,930 sold at ITIS' estimated cost and $3,167,844 sold at the contractual rate of $0.65 per 1,000 characters of data. During 1999 and 1998, ITIS recorded total revenues from NLL under these agreements amounting to $7,972,903 and $116,666, respectively.

         NLL and ITIS operate under a management and financial services agreement under which ITIS provides accounting, staffing, and procurement services and office space to NLL. In addition, ITIS is entitled to charge a $3,600 monthly management fee under the agreement.

         Effective in December 1998, NLL entered into an agreement with ITIS to receive software development and consulting services for its database and retrieval software.

         During 1999, ITIS leased office space to a company partially owned by the sole shareholder of ITIS for $4,628 per month plus a share of certain office expenses. In 1998, the two entities shared office space and personnel. In 1999 and 1998, ITIS recorded sales to affiliates amounting to $224,268 and $318,268, respectively. During 1999 and 1998, ITIS incurred expenses for Internet services amounting to $5,023 and $3,364 provided by this related company.


NOTE C   ADVANCES FROM SHAREHOLDER

         At December 31, 1999, advances from shareholder consist of funds advanced by or were Company expenses paid by the shareholder. At December 1998, advances from shareholder include $332,500 due to other individuals, which have been assumed by the shareholder.

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE D   NOTES PAYABLE

         Notes payable consist of the following at December 31:

                                                                                1999              1998
                                                                                ----              ----
         Note payable to a bank in monthly installments of $5,000 plus interest at 10.5% through April 15, 2000. Renewed at maturity, now due August 2000, payable in monthly installments
         of $5,000 including interest at 11%.                                $   40,000     $           -

         Note payable to a bank with maximum
         borrowings of $150,000; interest at 10.5%
         payable monthly, principal due April 15, 1999.                               -           128,750

         Revolving line of credit with maximum
         borrowings of $25,000, interest at prime plus
         6.75% due monthly.                                                           -            21,887

         Revolving line of credit with maximum
         borrowings of $25,000, interest at prime plus
         6.75% due monthly.                                                           -            20,113
                                                                            -----------          --------

                                                                             $   40,000          $170,750
                                                                            ===========          ========

NOTE E   INCOME TAXES

         Income tax expense (benefit) is comprised of the following:

                                                                                1999              1998
                                                                                ----              ----
         Current                                                             $  128,506        $        -
         Deferred - current                                                     (17,854)          (88,391)
                                                                            -----------        ----------

                                                                             $  110,652        $  (88,391)
                                                                            ===========        ==========

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE E   INCOME TAXES (CONTINUED)

         During 1999 and 1998, ITIS used tax basis net operating loss carryforwards of approximately $180,000 and $479,000 to offset current tax expense of approximately $61,000 and $156,000, respectively. The difference between the effective rate of income tax expense and the amount that would be determined by applying the U.S. statutory income tax rates to income (loss) before income tax expense (benefit) is explained below according to the tax implications of various items of income or expense:

                                                                                1999              1998
                                                                                ----              ----
         Provision for income tax expense (benefit) at
           U.S. statutory rates                                             $    97,752        $  (88,870)
         Change in tax expense resulting from:
           Nondeductible entertainment and meal expense                           6,514            13,496
           Other                                                                  6,386           (13,017)
                                                                            -----------        ----------

                                                                            $   110,652        $  (88,391)
                                                                            ===========        ==========

         Deferred income taxes result from use of the cash method of accounting for tax reporting, with certain revenues and expenditures not being recognized until the cash is actually collected or spent, and the accrual method for financial statement purposes and for timing differences in the calculation of depreciation expense. The gross amounts of deferred income tax assets and liabilities are as follows:

                                                                                1999              1998
                                                                                ----              ----
         Deferred Tax Assets (Liabilities)
           Accounts payable and accrued expenses                             $  100,015       $   126,327
           Depreciation                                                           6,230                 -
                                                                             ----------       -----------

                Deferred tax assets                                             106,245           126,327
                                                                             ----------       -----------

           Accounts receivable                                                        -           (37,936)
                                                                             ----------       -----------

                Deferred tax liabilities                                              -           (37,936)
                                                                             ----------       -----------

           Net deferred income tax assets                                    $  106,245       $    88,391
                                                                             ==========       ===========

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS

NOTE F   COMMITMENTS

         ITIS leases office space and equipment from unrelated third parties. Rent expense for the years ended December 31, 1999 and 1998 amounted to $122,338 and $146,250, respectively. Future minimum lease commitments at December 31, 1999 amount to:

         2000                                                        $  194,069
         2001                                                           247,198
         2002                                                           246,680
         2003                                                           246,680
         2004                                                            94,378
                                                                     ----------

                                                                     $1,029,005
                                                                     ==========

NOTE G   CONTINGENCY

         In September 1999, LOISLAW.com, Inc. filed a lawsuit in the District Court of Harris County, Texas, 11th Judicial District (Case No. 1999-45563), against defendants ILL, NLL and ITIS. LOIS, a competitor of NLL, alleged that ITIS breached an agreement between LOIS and ITIS by allegedly providing certain materials to NLL for use on NLL's web site. The suit seeks, to enjoin NLL from using such material, certain unspecified actual damages for alleged loss of market value and alleged loss of profits. In October 1999, defendants answered the lawsuit with general and special denials of LOIS' claims. At the same time, discovery procedures were commenced and LOIS and defendants filed responses to one another's discovery requests. The trial judge has assigned a trial date of October 23, 2000. Management of ITIS believes the suit is not material, has no merit, and was filed solely to harm defendants in their business. Defendants intend to continue vigorously defending the case.


NOTE H   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                          1999         1998
                                                          ----         ----
         Cash paid for interest                         $   8,298     $125,652
                                                        =========     ========

NOTE I   SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

         During 1999, the sole shareholder of ITIS personally assumed certain trade accounts payable and ITIS reclassified $45,049 from accounts payable to advances from shareholder.

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE J   SUBSEQUENT EVENTS

         On January 2, 2000, ITIS authorized the issuance of an additional 544,903 shares of common stock.

         On January 22, 2000, ITIS entered into a consulting agreement with a third party whereby ITIS granted options to acquire 500,000 shares of ITIS common stock at an exercise price of $.12 per share in exchange for consulting services. The estimated fair value of these options using criteria promulgated by SFAS No. 123, "Accounting for Stock-Based Compensation" was an immaterial amount at January 22, 2000.

         As more fully described in Note A, all of the outstanding shares of ITIS stock was acquired by Internet Law Library on April 30, 2000.

         The unaudited pro forma balance sheet as of March 31, 2000 and the income statements of Internet Law Library, Inc. and ITIS for the three months ended March 31, 2000 and the twelve months ended December 31, 1999 are shown below. These pro forma statements reflect the financial position and results of operations as if the entities had been consolidated effective January 1, 1999.

         BALANCE SHEET AT MARCH 31, 2000:

                                                                                                Pro Forma
                                         Internet Law                         Pro Forma      Internet Law
                                        Library, Inc.        ITIS, Inc.     Adjustments     Library, Inc.
                                          (Unaudited)       (Unaudited)        (Note A)       (Unaudited)
                                        -----------------------------------------------------------------
         ASSETS:
         Current assets                  $    281,897       $ 3,048,812    $ (3,015,835)      $   314,874
         Fixed assets, net                  6,490,784           216,770      (3,031,001)        3,676,553
         Intangible assets, net             2,073,319                 -      16,471,965        18,545,284
         Other assets                               -             9,650               -             9,650
                                         ------------       -----------    ------------       -----------

         TOTAL ASSETS                    $  8,846,000       $ 3,275,232    $ 10,425,129       $22,546,361
                                         ============       ===========    ============       ===========

         LIABILITIES AND SHAREHOLDERS' EQUITY:

         Current liabilities             $  4,419,389       $ 1,770,947    $ (4,094,983)      $ 2,095,353
         Redeemable common stock              125,000                 -               -           125,000
         Shareholders' equity               4,301,611         1,504,285      14,520,112        20,326,008
                                         ------------       -----------    ------------       -----------

         TOTAL LIABILITIES
           & EQUITY                      $  8,846,000       $ 3,275,232    $ 10,425,129       $22,546,361
                                         ============       ===========    ============       ===========

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE J   SUBSEQUENT EVENTS (CONTINUED)

         INCOME STATEMENT FOR THE THREE MONTHS ENDED MARCH 31,2000:

                                                                                                Pro Forma
                                         Internet Law                         Pro Forma      Internet Law
                                        Library, Inc.        ITIS, Inc.     Adjustments     Library, Inc.
                                          (Unaudited)       (Unaudited)        (Note A)       (Unaudited)
                                        -----------------------------------------------------------------
         REVENUES                        $    208,382       $ 3,564,356    $ (3,428,774)     $    343,964

         SELLING, GENERAL &
           ADMINISTRATIVE                   1,991,147           413,502        (397,773)        2,006,876

         INCOME TAX EXPENSE                         -         1,079,148      (1,079,148)                -
                                         -----------        -----------    ------------      ------------

         NET INCOME (LOSS)               $(1,782,765)       $ 2,071,706    $ (1,951,853)     $ (1,662,912)
                                         ============       ===========    ============      ============

         LOSS PER  SHARE                                                                          $  .(07)
                                                                                             ============

         PRO FORMA WEIGHTED
           AVERAGE SHARES
           OUTSTANDING                                                                         25,048,852
                                                                                             ============

         EXPLANATIONS FOR ADJUSTMENTS AT MARCH 31, 2000:

         Note (A) To record goodwill from acquisition of ITIS, Inc. and eliminate intercompany receivables, payables, sales, ITIS' gross margin on data sales included in ILL's capitalized cost of the data base, and income taxes.

         INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1999:

                                                                                                Pro Forma
                                                                              Pro Forma      Internet Law
                                         Internet Law                       Adjustments     Library, Inc.
                                        Library, Inc.        ITIS, Inc.        (Note A)       (Unaudited)
                                        ------------------------------------------------------------------
         REVENUES                       $     276,217      $  2,301,552    $ (1,648,161)     $     929,608

         SELLING, GENERAL &
           ADMINISTRATIVE                   2,387,565         2,014,045      (1,648,161)         2,753,449

         INCOME TAX EXPENSE                         -           110,652        (110,652)                 -
                                         ------------      ------------    ------------      -------------

         NET INCOME (LOSS)               $ (2,111,348)     $    176,855     $   110,652      $  (1,823,841)
                                         ============      ============    ============      ============

         LOSS PER SHARE                                                                            $ (.08)
                                                                                             ============

         PRO FORMA WEIGHTED
           AVERAGE SHARES
           OUTSTANDING                                                                         22,840,676
                                                                                             ============

                                                                      ITIS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE J   SUBSEQUENT EVENTS (CONTINUED)

         EXPLANATIONS FOR ADJUSTMENTS AT DECEMBER 31, 1999:

         Note (A) To eliminate intercompany sales and income taxes.


         In management's opinion, the unaudited pro forma combined results of operations may not be indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of 1999 or of the future of operations of the combined companies.